EXHIBIT 5.1


                                  Law Offices
                        Freedman, Levy, Kroll & Simonds
                 Washington Square, 1050 Connecticut Ave., N.W.
                          Washington, D.C. 20036-5366
                                 (202) 457-5100

                                                             Cable "Attorneys"
                                                      Telecopier: 202-457-5151


                                 July 30, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


               Re: Hanger Orthopedic Group, Inc.
                   Registration Statement on Form S-2
                   ----------------------------------

Gentlemen:


     We are counsel to Hanger Orthopedic Group, Inc. (the "Company") and have represented the Company in connection with the Registration Statement on Form S-2 being filed by it today with the Commission (together with all exhibits thereto, the "Registration Statement"). The Registration Statement relates to an underwritten public offering by the Company of up to 5,750,000 shares of the Company's common stock, par value of $.01 per share, (the "Shares") to be made through a group of underwriters represented by Alex. Brown & Sons Incorporated, Montgomery Securities and Legg Mason Wood Walker Inc. Such amount includes 750,000 Shares underlying an over-allotment option granted to the underwriters.

     This opinion is being delivered to the Commission as Exhibit 5.1 to the Registration Statement to cover the additional 575,000 shares being registered pursuant to this July 30, 1997 filing.

     We have examined (1) the Articles of Incorporation, and all amendments thereto, certified by the Secretary of State of the State of Delaware, (2) the By-Laws of the Company, certified by the Secretary of the Company as being those currently in effect, (3) the Registration Statement, and (4) such other corporate records, certificates, documents and other instruments as in our opinion are necessary or appropriate in connection with expressing the opinions set forth below.

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     Based upon the foregoing, it is our opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

     2. When the Shares shall have been paid for and issued in accordance with the terms of the Underwriting Agreement and as provided in the Registration Statement, the Shares thus sold will be legally issued, fully paid and non-assessable.

     This firm hereby consents to the reference to it under the heading "Legal Matters" appearing in the Prospectus which is part of the Registration Statement.


                                Sincerely,

                                FREEDMAN, LEVY, KROLL & SIMONDS


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